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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

Domestic                                               Incorporated
--------                                               ------------

Nashua International, Inc. (1)                         Delaware
Nashua Photo Inc. (1)                                  Delaware
Nashua P.R., Inc. (1)                                  Delaware
Rittenhouse, L.L.C. (1)                                Illinois


Foreign                                                Incorporated
-------                                                ------------

Nashua FSC Limited (1)                                 Jamaica
Nashua Photo B.V. (2)(3)                               Netherlands
Nashua Imaging Supplies (UK) Limited (2)(3)            England


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(1)  All outstanding capital stock held by Nashua Corporation.
(2)  All outstanding capital stock held by Nashua Photo Inc.
(3)  In liquidation.




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NOTE:    Nashua Corporation holds certificates representing 15% of Multitek,
         S.A. de C.V. (Mexico).
         Nashua Corporation owns a 37% interest in Cerion Technologies Liquidating Trust.
         Nashua Corporation owns a 45% interest in Labelnet, S.A. de C.V. (Mexico).